April 1, 2005

Jim Frey
1305 Ballantre Court
McClean, VA 22010

     Re: Addendum to Agreement Letter of February 21, 2005

Dear Jim:

     Reference is made to the subject agreement letter in regard to the compensation package for your services as the Chairman of the Board of EST as detailed under paragraph three on page one. This is to advise the aforementioned paragraph shall be deleted and to be replaced with the following terms and conditions as the new compensation package for your commitment to serve as the
Chairman:

"As compensation for your good faith efforts to promote the business interests of the Company, the Company will grant you 125,000 unregistered shares of the Company's Common Stock upon the execution of this letter, and an additional 125,000 unregistered shares shall vest on the first anniversary of the date of execution of this letter (total of 250,000 unregistered shares); provided, that you are still participating as a Company Board Member as of each such anniversary ("Granted Interests"). In addition, the Company will grant you 250,000 Options to purchase Company Common Stock at fair market value (FMV) that will vest on a semi-annual basis over a two-year period from the date of this letter. In addition, you shall receive $2,500 per Board Meeting including a business class ticket for any meeting requiring more than two hours of travel. You shall also be entitled to reimbursement of expenses incurred in performing your responsibilities hereunder to the extent pre-approved by the Company. EST shall provide you with liability insurance as director of the board."

     All other terms and conditions of the original agreement shall remain unchanged. Please sign at the signature block provided below if the above changes meet with your approval.


The Company:                                     Board of Director Member:


By:  /s/ Edward J. Staples                        /s/ Jim Frey
   -----------------------                       ------------------------------
                                                       (Signature)
Name: Edward J. Staples
Title:   President                                     Jim Frey
                                                 ------------------------------
                                                          (Print Name)